Exhibit 10.1

Execution Version

SEPARATION AND TRANSITION AGREEMENT

This Separation Agreement (this “Agreement”), dated July 5, 2023, is effective as of the “Effective Date” (as defined below), between Acadia Management Company, LLC (the “Company”) and Chris Howard (“Employee”), and for the purposes of Section 3 only, Acadia Healthcare Company, Inc. (“Acadia” and with the Company and Employee, collectively, the “Parties”).

W I T N E S S E T H

WHEREAS, Employee is employed by the Company pursuant to an Amended and Restated Employment Agreement, dated April 7, 2014, between the Company and Employee (the “Employment Agreement”);

WHEREAS, Employee is resigning as Executive Vice President, General Counsel and Secretary of the Company on the General Counsel Resignation Date (as defined below), after which date, Employee will continue to be employed by the Company as an advisor until the Employment Separation Date (as defined below), after which date, Employee shall provide Consulting Advisory Service (as defined below) to the Company as provided under this Agreement; and

WHEREAS, the Parties wish to resolve all matters that Employee may have related to Employee’s employment and the termination of Employee’s employment and consulting services.

NOW, THEREFORE, in consideration of the premises and the releases, representations, covenants and obligations herein contained (including the exhibits hereto), the Parties, intending to be legally bound, hereby agree as follows:

1.    General Counsel Resignation; Cessation of Employment Relationship; Final Pay; COBRA.

(a)    Employee shall continue to serve as Executive Vice President, General Counsel and Secretary of the Company until July 26, 2023 or such earlier date as determined by the Company in its sole discretion (the “General Counsel Resignation Date”), upon which date Employee shall resign, and shall be automatically deemed to have resigned without the requirement of any further action, from his position as Executive Vice President, General Counsel and Secretary of the Company. Following the General Counsel Resignation Date, the Company shall continue to employ Employee as an advisor until July 31, 2023 or such earlier date as determined by the Company in its sole discretion (the “Employment Separation Date”), upon which date Employee shall promptly resign, and shall be deemed to have resigned without the requirement of any further action, from such advisor position and any other positions at the Company and its affiliates (whether as an employee, officer, director, member of any board of directors and/or fiduciary or otherwise).

(b)    Between the Effective Date and the Employment Separation Date (the “Transition Period”), Employee agrees that the Company may reduce or eliminate some or all of Employee’s duties, authorities and responsibilities in such manner and at such time or times as it determines to be appropriate in its sole discretion without constituting a constructive termination or breach of any agreement with Employee. From the Effective Date until the General Counsel Resignation Date (the “Continued GC Service Period”), subject to the prior sentence, Employee will continue to perform Employee’s duties as Executive Vice President, General Counsel and Secretary of the Company in a manner consistent with past practice, as well as such additional transition duties as may be reasonably requested by the Company to facilitate a smooth transition of Employee’s job responsibilities to his successor. During the period following the General Counsel Resignation Date and ending on the Employment Separation Date (the “Employee Advisory Service Period”) Employee shall continue to be employed by the Company and shall provide transition advisory services as reasonably requested by the Company’s new Executive Vice President and General Counsel, the Company’s Chief Human Resources Officer, the Company’s Chief Executive Officer or the Board of Acadia. During the Transition Period, Employee shall be in conformance and comply with the Employment Agreement and all Company written or established policies, rules and regulations governing the conduct of its employees, now in effect, or as subsequently adopted or amended.

(c)    The Employment Separation Date will be the termination date of Employee’s employment for purposes of Employee’s active participation in and coverage under all benefit plans and programs sponsored by or through the Company or its affiliates, except as otherwise provided for in Section 4(f) of the Employment Agreement or as required by applicable law. From the Effective Date until the Employment Separation Date, Employee will continue to receive his regular base salary and will remain eligible for all employee benefits to which Employee is currently enlisted.

(d)    Following the Employment Separation Date, the Company shall timely pay to Employee, minus applicable withholdings and authorized or required deductions: (i) all earned, but unpaid, wages and accrued, but unused, paid time off earned in accordance with Company policy through the Employment Separation Date, to be paid on the next regularly scheduled payroll date following the Employment Separation Date; (ii) any unpaid expenses or other reimbursements, due to Employee under the Company’s policies, provided that Employee must submit for reimbursement any outstanding business-related expenses within ten (10) days following the Employment Separation Date, to be paid within 30 days of Company’s receipt of such submission; and (iii) any amounts payable under the Company’s applicable employee benefits plans and programs in accordance with their terms, including, without limitation, under the Company’s Nonqualified Deferred Compensation Plan, to be paid in accordance with their terms.

(e)    Employee will receive under separate cover information regarding Employee’s rights under the Consolidated Omnibus Budget Reconciliation Act and, if applicable, any state continuation coverage laws (collectively, “COBRA”). Employee acknowledges that Employee should review the COBRA notice and election forms carefully to understand Employee’s rights and obligations to make timely elections, provide timely notification and make timely premium payments.    For the avoidance of doubt, the parties acknowledge that Section 4(f) of the Employment Agreement regarding Employee’s continuation of benefits following any termination of employment shall survive the execution of this Agreement and continue in full force and effect.

2.    Consulting Advisory Services. During the period following the Employment Separation Date and ending on February 24, 2024 or such prior date as determined by the Company in its sole discretion upon notice to Employee (the “Consulting Advisory Period”), Employee shall make himself available to provide transition advisory services as reasonably requested by the Company’s new Executive Vice President and General Counsel, the Company’s Chief Human Resources Officer, the Company’s Chief Executive Officer or the Board of Acadia (the “Consulting Advisory Services”). Employee will provide the Consulting Advisory Services for no more than 30 hours per month. During the Consulting Advisory Period, in consideration of Employee’s Consulting Advisory Services, continued compliance with the terms and conditions of this Agreement (including, without limitation, Section 5) and the occurrence of the Initial Release Effective Date (as defined below), Employee shall be paid $10,591.88 per month, in accordance with the Company’s standard payroll practices. With respect to services rendered during the Consulting Advisory Period, Employee’s relationship to the Company will only be that of any independent contractor and, as an independent contractor, Employee agrees to pay in a timely manner all social security and other payroll taxes relating to such compensation. The sole compensation Employee will receive for services during the Consulting Advisory Period is set forth in this Section 2 and Section 3 below.

3.    Treatment of Outstanding Equity Awards. Provided that (i) Employee continues to comply with this Agreement (including, without limitation, Section 5), (ii) Employee discharges his duties hereunder in a manner reasonably acceptable to the CEO, (iii) Employee provides the Consulting Advisory Services in accordance with Section 2 for the duration of the Consulting Advisory Period, and (iv) the Release becomes effective on the Post-Consultancy Release Effective Date (each, as defined below) pursuant to its terms, the 2021 PSU Award (as defined below) subject to performance-based vesting will remain outstanding and eligible to vest based on actual achievement of the applicable performance conditions as if no termination of employment had occurred, subject to the terms and conditions set forth in the applicable award agreement and/or governing documentation; provided, that, in no event shall any portion of the 2021 PSU Award vest in accordance with the foregoing unless and until the occurrence of the Post-Consultancy Release Effective Date. Employee shall be deemed to have satisfied (i), (ii) and (iii) above unless the Company timely notifies Employee of his material breach of one or more of such provisions and Employee fails to cure such breach within thirty (30) days of such notice; provided, that, for the avoidance of doubt, any breach of the restrictive covenant obligations set forth in the Employment Agreement or Section 5 hereof at any time shall constitute Employee’s failure to satisfy (i) above. If Employee fails to satisfy (i), (ii) or (iii) above, or if the Post-Consultancy Release Effective Date does not occur, Employee shall remain eligible to vest in only a pro-rata share of the 2021 PSU Award based on the Employment Separation Date in accordance with the award agreement. For the avoidance of doubt, all other outstanding equity awards held by Employee shall be treated in accordance with the terms and conditions of the Acadia Healthcare Company Inc., Incentive Compensation Plan and the applicable award agreement, and, other than with respect to the 2021 PSU Award, Employee’s separation from employment on the Employment Separation Date shall constitute a “retirement” for purposes of all outstanding performance-vesting restricted stock unit equity awards held by Employee pursuant the terms of the applicable award agreements. For purposes of this Agreement, the “2021 PSU Award” is the Restricted Stock Unit Award granted to Employee on April 23, 2021.

4.    Confidentiality. Subject to Section 11 below, Employee agrees that the terms and conditions of this Agreement; the circumstances of Employee’s separation from the Company; all nonpublic, confidential, proprietary and trade secret information that Employee obtained or developed as result of Employee’s employment with the Company; and any events relating to the Company and/or the Company’s employees that occurred during Employee’s employment with the Company are strictly confidential, except that Employee may disclose the terms and conditions to Employee’s attorneys, accountants, tax consultants, state and federal tax authorities or as may otherwise be required by law (provided such parties are instructed to comply with this section).

5.    Continuing Obligations; Non-Competition; Non-Solicit.

(a)    The parties hereby reaffirm their respective obligations under the Employment Agreement and agree to comply at all times with their respective post-employment obligations.

(b)     Notwithstanding Section 5(a), in further consideration of the compensation and benefits to be paid to Employee hereunder including, without limitation, as set forth in Sections 2 and 3, Employee acknowledges that during the course of his service with the Company he has and shall become familiar with Acadia’s and its subsidiaries’ (collectively, the “Company Group”) trade secrets and with other confidential information concerning the Company Group and that his services have been and shall be of special, unique and extraordinary value to the Company Group, and, therefore, Employee agrees that, during the Consulting Advisory Period and for a period thereafter of twenty-four (24) months, he shall not (i) directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business that derives at least 25% of its gross revenue from the business of providing behavioral healthcare and/or related services or (ii) directly or indirectly manage, control, participate in, consult with or render services specifically with respect to any unit, division, segment or subsidiary of any other business that engages in or otherwise competes with (or was organized for the purpose of engaging in or competing with) the business of providing behavioral healthcare and/or related services (provided that, this clause (ii) shall not be construed to prohibit Employee from directly or indirectly owning any interest in, managing, controlling, participating in, consulting with, rendering services for, or in any manner engaging in any business activities with or for such business generally and, for the avoidance of doubt, not specifically with respect to such unit, division, segment or subsidiary), in each case, within any geographical area in which the Company Group engages in such businesses. For purposes of this Agreement, the term “participate in” shall include, without limitation, having any direct or indirect interest in any Person, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise). Nothing herein shall prohibit Employee from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Employee has no active participation in the business of such corporation.

(c)    Notwithstanding Section 5(a), during the Consulting Advisory Period and for a period of twenty-four (24) months thereafter, Employee shall not directly or indirectly through another person, firm, corporation or other entity (other than on behalf of the Company Group) (i) induce or attempt to induce any employee or independent contractor of the Company

Group to leave the employ or services of the Company Group, or in any way interfere with the relationship between the Company Group and any employee or independent contractor thereof, (ii) hire or seek any business affiliation with any person who was an employee or independent contractor of the Company Group at any time during the twelve (12) months prior to the end of the Consulting Advisory Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company Group to cease doing business with the Company Group or interfere with the relationship between any such customer, supplier, licensor or other business relation and the Company Group.

6.    Release.

(a)    In consideration of the payments and benefits provided in this Agreement to which Employee would not otherwise be entitled (including but not limited to the Equity Treatment), the sufficiency of which Employee hereby expressly acknowledge, Employee shall execute, re-execute and not revoke a release of claims (the “Release”) substantially in the form set forth in Exhibit A hereto, in accordance with the following:

(b)    Employee shall have twenty-one (21) days from the date of the Employee’s initial receipt of the Release to consider the terms of the Release, although Employee may sign it at any time sooner. The parties agree that any revisions or modifications to the Release, whether material or immaterial, will not restart this time period. Employee has seven (7) calendar days after the date on which he initially executes the Release to revoke his consent to the Release. If Employee does not sign the Release or if he revokes his execution of the Release, this Agreement shall be null and void and the Initial Release Effective Date shall not occur. Provided that Employee timely executes the Release as provided herein and does not revoke his execution of the Release within such seven (7)-day revocation period, this Agreement will become effective on the eighth (8th) calendar day after the date on which Employee signs the Release (the “Initial Release Effective Date”).

(c)    Employee must re-execute the Release within twenty-one (21) days from the expiration of the Consulting Advisory Period. Employee has seven (7) calendar days from the date of such re-execution to revoke his consent to such re-execution. If Employee does not re-execute the Release or if he timely revokes such re-execution, this Agreement shall remain in full force and effect, except Employee shall not be entitled to the Equity Treatment. Provided that Employee does not revoke his re-execution of the Release within such seven (7)-day period, the “Post-Consultancy Release Effective Date” shall occur on the eighth (8th) calendar day after the date on which Employee re-executes the Release.

7.    Company Property. Employee acknowledges and agrees that, other than as expressly approved by the Company and necessary for the provision of the Consulting Advisory Services, Employee has returned, or will return within two (2) days after the Employment Separation Date, all Company property and non-public, confidential, proprietary and/or trade secret information in Employee’s custody, possession or control, in any form whatsoever, including without limitation, equipment, telephones, smart phones, work-related passwords; PDAs, laptops, credit cards, keys, access cards, identification cards, security devices, network access devices, pagers, confidential or proprietary information, documents, manuals, reports, books, compilations, work product, e-mail messages, recordings, tapes, removable storage devices, hard drives, computers and computer discs, files and data (collectively, “Company Property”), which Employee prepared or obtained during the course of Employee’s employment with the Company. If Employee discovers any property of the Company or non-public, confidential, proprietary and/or trade secret information in Employee’s possession after the Effective Date, Employee shall promptly return such property to the Company or, at the instruction of the Company, destroy such property or information. Notwithstanding the foregoing, Employee further acknowledges and agrees that Employee will return within two (2) days after the expiration of the Consulting Advisory Period any Company Property obtained during the Consulting Advisory Period or retained for use during the Consulting Advisory Period with express approval by the Company.

8.    No Admission of Liability; No Prevailing Party. The Parties agree that this Agreement is not to be construed as an admission of any wrongdoing or liability on the part of the Parties under any statute or otherwise, but that on the contrary, any such wrongdoing or liability is expressly denied by the Parties. The Parties agree that neither this Agreement nor the negotiations in pursuance thereof shall be construed or interpreted to render the Parties a prevailing party for any reason, including but not limited to an award of attorney’s fees, expenses or costs under any statute or otherwise.

9.    Voluntary Execution. Employee acknowledges, certifies and agrees that: (a) Employee has carefully read this Agreement and fully understands all of its terms; (b) Employee had a reasonable amount of time to consider Employee’s decision to execute or re-execute (as applicable) this Agreement; (c) in executing or re-executing (as applicable) this Agreement Employee does not rely and has not relied upon any representation or statement made by any of the Company’s agents, representatives, or attorneys with regard to the subject matter, basis, or effect of the Agreement; and (d) that Employee enters into this Agreement voluntarily, of Employee’s own free will, without any duress and with knowledge of its meaning and effect in exchange for good and valuable consideration to which Employee would not be entitled in the absence of executing or re-executing (as applicable) this Agreement and not revoking the Release. Employee acknowledges that the Company has advised Employee to consult with an attorney prior to executing or re-executing (as applicable) this Agreement and that Employee has had an opportunity to consult with Employee’s counsel.

10.    Effective Date. The first date upon which Employee and the Company have signed this Agreement and the Company has received Employee’s signature, shall be the “Effective Date”.

11.    Permitted Disclosures. Nothing in this Agreement or any other agreement between the Parties or any other policies of the Company or its affiliates shall prohibit or restrict Employee or Employee’s attorneys from: (a) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Agreement, or as required by law or legal process, including with respect to possible violations of law; (b) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes-Oxley Act; or (c) accepting any U.S. Securities and Exchange Commission awards. In addition, nothing in this Agreement or any other agreement between the Parties or any other policies of the Company or its affiliates prohibits or restricts

Employee from initiating communications with, or responding to any inquiry from, any regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. Pursuant to 18 U.S.C. § 1833(b), Employee will not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret of the Company or its affiliates that (i) is made (x) in confidence to a Federal, state, or local government official, either directly or indirectly, or to Employee’s attorney and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and use the trade secret information in the court proceeding, if Employee files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement or any other agreement between the Parties or any other policies of the Company or its affiliates is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.

12.    Successors and Assigns; Third-Party Beneficiaries. The Parties agree that this Agreement shall inure to the benefit of and be enforceable by the personal or legal representatives, heirs, executors, and administrators of Employee. This Agreement may not be assigned by Employee. The Company may freely assign all rights and obligations of this Agreement to any affiliate or successor (including to a purchaser of assets). The Released Parties are expressly intended to be third-party beneficiaries of this Agreement and it may be enforced by each of them.

13.    No Oral Modifications. This Agreement shall not be modified except in writing signed by Employee and an authorized representative of the Company.

14.    Severability. If any terms of the above provisions of this Agreement are found null, void or inoperative, for any reason, the remaining provisions will remain in full force and effect. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the Parties.

15.    Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. An originally executed version of this Agreement that is scanned as an image file (e.g., Adobe PDF, TIF, etc.) and then delivered by one Party to the other Party via electronic mail as evidence of signature, shall, for all purposes hereof, be deemed an original signature.

16.    Governing Law; Jurisdiction; Waiver of Jury Trial. The Parties agree that this Agreement and the rights and obligations hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of any principles of conflicts of laws or choice of laws of any jurisdiction. The Parties agree that any action between Employee and the Company shall be resolved exclusively in a federal or state court in Tennessee, and the Company and Employee hereby consent to such jurisdiction and waive any objection to the jurisdiction of any such court. As a specifically bargained for inducement for each of the Parties to enter into this Agreement, Employee and the Company (after having the opportunity to consult with counsel) hereby waive trial by jury as to any and all litigation arising out of and/or relating to this Agreement.

17.    Entire Agreement. This Agreement and the Employment Agreement constitute the complete and entire agreement and understanding of the Parties, and supersede in their entirety any and all prior understandings, negotiations, commitments, obligations and/or agreements, whether written or oral, between the Parties. The Parties represent that, in executing or re-executing (as applicable) this Agreement, each Party has not relied upon any representation or statement made by the other Party, other than those set forth in this Agreement, with regard to the subject matter, basis or effect of this Agreement.

IN WITNESS WHEREOF, the Parties have duly executed or re-executed, as applicable, this Agreement as of the below-indicated date(s).

EMPLOYEE

/s/ Christopher L. Howard	July 5, 2023
Christopher L. Howard	Date

ACADIA MANAGEMENT COMPANY, LLC

/s/ Christopher H. Hunter	July 5, 2023
(Signature)	Date

Name: Christopher H. Hunter

Title: President

ACADIA HEALTHCARE COMPANY, INC.

/s/ Christopher H. Hunter	July 5, 2023
(Signature)	Date

Name: Christopher H. Hunter

Title: Chief Executive Officer

Execution Version

EXHIBIT A

GENERAL RELEASE

I, Chris Howard, in consideration of and subject to the performance by Acadia Management Company, LLC, a Delaware corporation (together with its subsidiaries and affiliates, the “Company”), of its obligations under the Separation and Transition Agreement, dated as of July 3, 2023 (the “Agreement”), do hereby release and forever discharge as of the date of my execution or re-execution, as applicable, of this General Release, the Company and its affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company and its affiliates and the Company’s direct and indirect owners (collectively, the “Released Parties”) to the extent provided below.

I understand that certain payments or benefits to which I am entitled under Section 3 of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive certain payments and benefits specified in Section 3 of the Agreement unless I execute and re-execute this General Release and do not revoke such execution and re-execution of this General Release within the time period permitted hereafter and do not breach this General Release or Section 6 of the Agreement.

Except as provided in this paragraph below and except for the provisions of the Amended and Restated Employment Agreement dated April 7, 2014 (the “Employment Agreement”) and the Agreement which expressly survive the termination of my employment or service with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date I execute or re-execute, as applicable, this General Release) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, serviced rendered to, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Orders; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”); provided that, this General Release shall not apply to or affect or impair (i) Claims for vested benefits pursuant to any Company employee

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benefit plan in which I was a participant prior to the termination of my employment with the Company; (ii) any Claims for unemployment insurance benefits or workers’ compensation benefits applicable to the period through the termination of my employment with the Company; or (iii) any Claims that may arise for my indemnification under any directors and officers or similar insurance, or under the certificate of incorporation, bylaws, limited liability company agreement, certificate of formation and/or other applicable governing documents of the Company, its subsidiaries and/or affiliates. Additionally, notwithstanding Section 5(a) of the Agreement, I agree and acknowledge that the duration of the “Non-Disparagement Period” set forth in Section 7(c) of the Employment Agreement is hereby amended to last during the Employment Period (as defined in the Employment Agreement) and at all times thereafter.

I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute or re-execute, as applicable, this General Release). I acknowledge and agree that my separation from employment and service with the Company is in compliance with the terms of the Employment Agreement, the Agreement and company policy and shall not serve as the basis for any Claim (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

I agree that I am waiving all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever, including, without limitation, reinstatement, back pay, front pay, attorneys’ fees and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under applicable law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding, excepting any benefit or remedy to which I am entitled pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by applicable law.

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Nothing in the Employment Agreement, the Agreement or this General Release shall prohibit or restrict me or my attorneys from: (i) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this General Release, or as required by law or legal process, including with respect to possible violations of law; (ii) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes-Oxley Act; (iii) accepting any U.S. Securities and Exchange Commission awards; or (iv) initiating communications with, or responding to any inquiry from, any regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. Pursuant to 18 U.S.C. § 1833(b), I will not be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of a trade secret of the Company that (A) is made (x) in confidence to a Federal, state, or local government official, either directly or indirectly, or to my attorney and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If I file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may disclose the trade secret to my attorney and use the trade secret information in the court proceeding, if I file any document containing the trade secret under seal, and do not disclose the trade secret, except pursuant to court order. Nothing in this General Release is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.

I represent that I am not aware of any pending charge or complaint of the type described in paragraph 2 above as of the execution or re-execution, as applicable, of this General Release. I represent that I am not aware of any claim by me other than the claims that are released by this General Release. I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of executing or re-executing, as applicable, this General Release, may have materially affected this General Release and my decision to enter into it. Nevertheless, I hereby waive any right, claim or cause of action that might arise as a result of such different or additional claims or facts.

I agree that I will forfeit all amounts payable by the Company pursuant to Section 3 the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees, and upon the Company’s request return all payments theretofore received by me pursuant to Section 3 of the Agreement.

Whenever possible, each provision of this General Release will be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this General Release will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

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Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or any Released Party of the Employment Agreement or Agreement after the date hereof.

The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. The personal or legal representatives, heirs, executors, and administrators of Employee are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to them hereunder.

Section 16 of the Agreement is incorporated herein and all references to the Agreement shall be to this General Release.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

I HAVE READ IT CAREFULLY;

I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

I VOLUNTARILY CONSENT TO EVERYTHING IN IT IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION TO WHICH I WOULD NOT BE ENTITLED IN THE ABSENCE OF EXECUTING, RE-EXECUTING AND NOT REVOKING THIS GENERAL RELEASE;

I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY FIRST RECEIPT OF THIS GENERAL RELEASE TO CONSIDER IT (ALTHOUGH I MAY SIGN IT SOONER) AND ANY CHANGES (EITHER MATERIAL OR IMMATERIAL) MADE TO THIS GENERAL RELEASE WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER THE INITIAL EXECUTION OF THIS GENERAL RELEASE TO REVOKE IT AND THAT THIS GENERAL RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

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I UNDERSTAND THAT IF I DO NOT SIGN THIS GENERAL RELEASE OR IF I REVOKE MY INITIAL EXECUTION OF THIS GENERAL RELEASE, THE GENERAL RELEASE WILL BE VOID AND OF NO FORCE AND EFFECT AND NEITHER MYSELF NOR THE COMPANY WILL HAVE ANY RIGHTS OR OBLIGATIONS UNDER THE AGREEMENT OR THIS GENERAL RELEASE;

I UNDERSTAND THAT I HAVE SEVEN DAYS AFTER MY RE-EXECUTION OF THIS GENERAL RELEASE TO REVOKE SUCH RE-EXECUTION AND THAT THIS THAT THE RE-EXECUTION OF THIS RELEASE WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL SUCH REVOCATION PERIOD HAS EXPIRED;

THE RE-EXECUTION OF THIS GENERAL RELEASE WILL ADVANCE THE RELEASE IN PARAGRAPH 2 ABOVE TO THE SECOND EXECUTION DATE;

IF I DO NOT RE-EXECUTE THIS GENERAL RELEASE OR IF I REVOKE MY RE-EXECUTION AS PROVIDED ABOVE, THIS RELEASE SHALL REMAIN IN FULL FORCE AND EFFECT, INCLUDING BUT NOT LIMITED TO THE RELEASE IN PARAGRAPH 2, THROUGH THE FIRST EXECUTION DATE;

I HAVE EXECUTED OR RE-EXECUTED, AS APPLICABLE, THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

AGREED AND ACKNOWLEDGED

EMPLOYEE:

Christopher L. Howard
Date:__________

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NOT TO BE RE-EXECUTED PRIOR TO THE EXPIRATION OF THE CONSULTING ADVISORY PERIOD

RE-EXECUTED

EMPLOYEE:

Christopher L. Howard
Date:__________

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